UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2016
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METHODE ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-2816 (Commission File Number)	36-2090085 (IRS Employer Identification No.)

7401 West Wilson Avenue, Chicago, Illinois 60706
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (708) 867-6777

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 21, 2016, Methode Electronics, Inc. (the "Company") announced the hiring of John Hrudicka as Chief Financial Officer and Vice President, Corporate Finance, effective July 25, 2016. On July 18, 2016, Douglas A. Koman advised the Company that he was resigning as Chief Financial Officer and Vice President, Corporate Finance effective as of the hiring of Mr. Hrudicka. Mr. Koman has agreed to remain as an employee of the Company through mid-September, and subsequently as a consultant, to support the transition of the chief financial officer responsibilities to Mr. Hrudicka.

Mr. Hrudicka, 52, served as Senior Vice President of North American Tire at Titan International, Inc. (“Titan”) from May 2, 2016 to July 22, 2016. Prior thereto, Mr. Hrudicka served as Titan’s Chief Financial Officer since February, 2014. Prior to that time, Mr. Hrudicka worked at Elkay Manufacturing since 2006, most recently serving as Chief Financial Officer since 2010. From 2001 to 2006, Mr. Hrudicka worked at Baxter International in various roles, including operations and finance.

Mr. Hrudicka will receive an annual salary of $450,000. Mr. Hrudicka’s annual bonus opportunity will be $297,000 at target and $504,900 at maximum, with a guaranteed minimum payment of $150,000. As a participant in the Company’s Fiscal 2016 LTI Program, Mr. Hrudicka will be awarded 48,000 shares of performance-based restricted stock (“RSAs”) at target performance, and 32,000 time-based restricted stock units (“RSUs”). The number of RSAs earned will vary based on performance relative to established goals, subject to a maximum of 72,000 shares at maximum performance. Performance will be based on the Company’s earnings before net interest, taxes, fixed asset depreciation and intangible asset amortization (“EBITDA”) for fiscal 2020, subject to certain adjustments, including adjustments for acquisitions and divestitures. The RSUs are subject to a five-year vesting period based on continued service, with 30% vesting on each of April 28, 2018 and April 27, 2019 and 40% vesting on May 2, 2020.

Mr. Hrudicka and the Company will enter into a change of control agreement as of July 25, 2016. Pursuant to the change of control agreement, if within two years of a change of control or during a period pending a change of control, the Company terminates Mr. Hrudicka’s employment without good cause or Mr. Hrudicka voluntarily terminates his employment for good reason, Mr. Hrudicka will be entitled to the following: (i) a lump sum payment in an amount equal to two times his annual salary; (ii) a lump sum payment equal to two times the lesser of: (a) his target bonus amount for the fiscal year in which his employment termination occurs, or (b) the bonus he earned in the prior fiscal year; and (iii) continued participation in our welfare benefit plans for two years, or until he becomes covered under other welfare benefit plans providing substantially similar benefits.

A copy of the press release announcing these management changes is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements And Exhibits.
(d)    Exhibits.
99.1    Press Release dated July 21, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METHODE ELECTRONICS, INC.
Date:	July 21, 2016	By:	/s/ Donald W. Duda
Donald W. Duda
Chief Executive Officer

Index to Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated July 21, 2016